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                                                                                                        SEND OVERNIGHT PACKAGES TO:
                                                                                                             MSB Financial Corp.
                                                                                                      Attn: Stock Information Center
                                                                                                             1902 Long Hill Road
                                                                                                            Millington, NJ 07946
                                                                                                               (877) 274-2040
                                                                                                      ------------------------------


Deadline:  The Subscription Offering ends at 12:00 p.m., Eastern Time, on December __, 2006.  Your original Stock
Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked)
at the address on the top of this form or at any of Millington Savings Bank's branch offices by the deadline, or it will be considered void.  Faxes or copies of this form will not be accepted.  MSB Financial Corp. reserves the right to accept or reject improper order forms.

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(1) Number of Shares                    (2) Total Amount Due    The minimum purchase is 25 shares ($250).  Generally, no person may purchase more than 20,000 shares ($200,000), and no person together
                         x $10.00 =                             with his or her associates or group of persons acting in concert may
    ________________                        _______________     purchase more than 25,000 shares ($250,000).
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(3) Method of Payment (no penalty for early withdrawal from a CD)                      (4) Purchaser Information (check one)
    Enclosed is a check, bank draft or money order payable to MSB Financial Corp        a. [_]  Eligible Account Holder - Check here
    for $____________________________.                                                          if you were a depositor with at
    I authorize Millington Savings Bank to make withdrawal(s) from my CD or                     least $50 on deposit with Millington
    savings account(s) shown below, and understand that the amounts will not                    Savings Bank as of June 30, 2005.
    otherwise be available for withdrawal:
                                                                                        b. [_]  Supplemental Eligible Account Holder
        Account Numbers                                 Amounts                                 - Check here if you were a depositor
---------------------------------------------|----------------------------------                with at least $50 on  deposit with
                                               $                                                Milllington Savings Bank as of
---------------------------------------------|----------------------------------                September 30, 2006 but not an
                                               $                                                Eligible Account Holder.  Enter
---------------------------------------------|----------------------------------                information in Section 7 for all
                                               $                                                deposit accounts that you had at
---------------------------------------------|----------------------------------                Milllington Savings Bank on
                                               $                                                September 30, 2006.
---------------------------------------------|----------------------------------
                            Total Withdrawal   $                                        c. [_]  Other Depositors - Check here if you
---------------------------------------------|----------------------------------                were a depositor of Millington
                                                                                                Savings Bank as of October 31, 2006,
                                                                                                but are not an Eligible or a
                                                                                                Supplemental Eligible Account
                                                                                                Holder.  Enter information in
                                                                                                Section 7 for all accounts that you
                                                                                                had at Millington Savings Bank as of
                                                                                                October 31, 2006.

                                                                                        d. [_]  Resident of Morris or Somerset
                                                                                                County, New Jersey.

                                                                                        e. [_]  Resident of New Jersey


(5) Check if you are a:  [_] Director   [_] Officer   [_] Employee
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(6)  Stock Registration - Please Print Legibly and Fill Out Completely  (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
[__]  Individual                [__]  Individual Retirement Account (IRA)       [__]  Corporation
[__]  Joint Tenants             [__]  Uniform Transfer to Minors Act            [__]  Partnership
[__]  Tenants in Common         [__]  Uniform Gift to Minors Act                [__]  Trust - Under Agreement Dated ________________
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Name                                                                            SS# or Tax ID

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Name                                                                            SS#

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Address                                                                         Daytime Telephone #

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City                        State                   Zip Code         County     Evening Telepone #

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7) Please review the preprinted account information listed to the right.
These preprinted accounts may not be all of your qualifying accounts. You       Please Note:  Failure to list all of your accounts
should list any accounts that you may have or had with Millington Savings       may result in the loss of part or all of your
Bank in the box below.  SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR         subscription rights.
FURTHER INFORMATION.  All subscription orders are subject to the provisions     |-------------------------------------------------|
of the Stock Offering.                                                          |                                                 |
                                                                                |                                                 |
                     Additional Qualifying Accounts                             |                                                 |
|-----------------------------------------|-----------------------------------  |                                                 |
|         Names on Accounts               |           Account Number         |  |                                                 |
|-----------------------------------------|-----------------------------------  |                                                 |
|                                         |                                  |  |                                                 |
|-----------------------------------------|----------------------------------|  |                                                 |
|                                         |                                  |  |                                                 |
------------------------------------------|----------------------------------|  |                                                 |
|                                         |                                  |  |                                                 |
------------------------------------------|----------------------------------|  |                                                 |
|                                         |                                  |  |                                                 |
------------------------------------------|----------------------------------|  |                                                 |
|                                         |                                  |  |                                                 |
------------------------------------------|----------------------------------|  |                                                 |
|                                         |                                  |  |                                                 |
------------------------------------------|-----------------------------------   ------------------------------------------------
Acknowledgment  By signing below, I acknowledge receipt of the prospectus dated November __, 2006 and understand
I may not change or revoke my order once it is received by MSB Financial Corp.  I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.  Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another.  Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares.  MSB Financial Corp. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.  Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding.  You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.  By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities
Exchange Act of 1934, both as amended.  The Subscription rights are non-transferable and are void at the end of the subscription period.  Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.
This order is not valid if the Stock Order and Certification Form are not both signed and properly completed.
Your order will be filled in accordance with the provisions of the Stock Offering as described in the prospectus.
An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
------------------------------------------------------------|      |----------------------------------------------------------------
Signature                                   Date            |      |Signature                                   Date
                                                            |      |
------------------------------------------------------------|      |----------------------------------------------------------------

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Office Use Only: Date Rec'd  _____ / ______   Check# ____________________ $_______________________  Check#________________
                 $___________________  Batch# _________ Order # _____________ Category _____
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NASD  Affiliation  - If you  have an  NASD  affiliation  you  must  report  this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities
Dealers,  Inc.  ("NASD") if you are a person associated with an NASD member,  a member of the  immediate  family of any such person to whose  support such person contributes,  directly or indirectly, or the holder of an account in which an NASD member or person associated  with an NASD member has a beneficial interest.
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                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION,  AND  IS  NOT GUARANTEED BY MILLINGTON  SAVINGS BANK, MSB FINANCIAL  CORP.,  OR BY THE FEDERAL GOVERNMENT.

I further  certify  that,  before  purchasing  the common stock of MSB Financial Corp., I received a copy of the prospectus dated
November  __, 2006, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the prospectus:

1.   We realize income primarily from the difference  between interest earned on loans and investments and interest paid on deposits and borrowings, and changes in interest rates may adversely affect our net interest rate spread and net interest margin, which could hurt our earnings.

2.   If we are not successful in our efforts to attract and retain deposits, our liquidity, growth and profitability could be hurt.

3.   A portion of our total loan  portfolio  consists of commercial  real estate mortgage loans, commercial loans and construction loans. The repayment risk related to these types of loans is considered to be greater than the risk related to one- to four-family residential loans.

4.   Strong competition within our market area may limit our growth and profitability.

5.   Our business is geographically concentrated in central New Jersey, and a downturn in conditions in our market area could have an adverse  impact on our profitability.

6.   If we experience loan losses in excess of our allowance, our earnings will be adversely affected.

7.   After this offering, our return on equity will be low.  This could negatively impact the price of our stock.

8.   Additional public company and stock employee compensation and benefit expenses following the offering will negatively impact our profitability.

9.   The implementation of stock-based  benefit plans may dilute your ownership interest in MSB Financial Corp.

10.  Provisions in our charter and bylaws limiting the rights of stockholders may deter potential takeovers and may reduce the trading price of our stock.

11.  Persons who purchase stock in the offering will own a minority of MSB Financial Corp.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of
     MSB Financial Corp.

12.  Our stock price may decline when trading commences.

13.  We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

------------------------------------------------------------|      |----------------------------------------------------------------
Signature                                   Date            |      |Signature                                   Date
                                                            |      |
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                                (Note: If shares are to be held jointly, both parties must sign)
                                                                         ----

EXECUTION OF THIS  CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.  THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR
DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


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====================================================================================================================

MSB FINANCIAL CORP.                                          Stock Ownership Guide and Stock Order Form Instructions

====================================================================================================================

Stock Order Form Instructions - All subscription orders are subject to the provisions of the stock offering.
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Item 1 and 2 - Fill in the number of shares that you wish to purchase  and the total  payment  due.  The amount due is  determined by  multiplying  the number of shares  ordered by the  subscription  price of $10.00 per share.  The minimum  purchase is 25 shares.  Generally,  the maximum  purchase for any person is 20,000 shares (20,000 shares x
$10.00 per share = $200,000).  No person,  together  with  associates,  as defined in the  prospectus,  and persons acting in concert,  as defined in the prospectus,  may purchase more than 25,000 shares (25,000 shares x $10.00 per share = $250,000) of the common stock offered in the stock  offering.  For additional  information,  see "THE STOCK
OFFERING - Limitations on Purchases of Common Stock" in the prospectus.

Item 3 - Payment  for shares may be made in cash (only if  delivered  by you in person,  although we request you to exchange  the cash for a check with any of the  tellers at a  Millington  Savings  Bank  branch) or by check,  bank draft or money  order  payable  to MSB  Financial  Corp.  DO NOT MAIL  CASH.  Your  funds  will  earn  interest  at
Millington  Savings Bank's  ("Millington  Savings Bank") regular  passbook savings rate until the stock offering is completed or terminated.

To pay by  withdrawal  from a savings  account or  certificate  at  Millington  Savings  Bank  insert  the  account number(s) and the  amount(s)  you wish to withdraw from each account.  If more than one signature is required for a withdrawal,  all  signatories  must sign in the  signature  box on the front of the Stock  Order and  Certification
Form. To withdraw  from an account with checking  privileges,  please write a check.  Millington  Savings Bank will waive any applicable  penalties for early  withdrawal  from  certificate  accounts  (CDs). A hold will be placed on the  account(s)  for the  amount(s) you indicate to be  withdrawn.  Payments  will remain in  account(s)  until the
Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earlier of the two dates that applies to you.

Item 5 - Please check one of these boxes if you are a director,  officer or employee of  Millington  Savings  Bank, or a member of such person's household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder  registrations  that we will use in the issuance of MSB Financial  Corp.'s  common stock.  Please  complete this section as fully and  accurately as possible,  and be certain to supply your social  security or Tax I.D.  number(s) and your daytime and evening phone numbers.  We will need to call you if we cannot  execute your order as given.  If you have any questions  regarding the  registration  of your stock,  please  consult your legal  advisor or contact the Stock  Information  Center at
(877)  274-2040.  Subscription  rights  are not  transferable.  If you are an  eligible  or  supplemental  eligible account  holder,  to protect your priority  over other  purchasers  as described in the  prospectus,  you must take ownership in at least one of the account holder's names.

Item 7 - Please review the preprinted  qualifying account number(s)  information.  The account number(s) listed may not be all of your  account  number(s).  You should  list any other  qualifying  accounts  that you may have or had with  Millington  Savings Bank in the box located under the heading  "Additional  Qualifying  Accounts."  These may appear on other stock order forms you have  received.  For example,  if you are  ordering  stock in just your name, you  should  list all of your  account  numbers  as of the  earlier  of the two  dates  that you were a  depositor.
Similarly,  if you are ordering  stock jointly with another  depositor,  you should list all account  numbers under which either of you are owners, i.e. individual  accounts,  joint accounts,  etc. If you are ordering stock in your minor child's or  grandchild's  name under the Uniform  Transfers to Minors Act, the minor must have had an account number on one of the two  dates and you  should  list only  their  account  number(s).  If you are  ordering  stock corporately,  you need to list just that corporation's  account number, as your individual account number(s) do not qualify.  Failure to list all of your  qualifying  depositor  numbers may result in the loss of part or all of your subscription rights.


NOTE: The order form is to be received (not  postmarked) at 1902 Long Hill Road,  Millington,  New Jersey 07946, or
at one of Millington  Savings Bank's other branch  offices by the end of the  subscription  offering:  December __,
2006 at 12:00 Noon, Eastern Time.

                                   (See Reverse Side for Stock Ownership Guide)

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====================================================================================================================

MSB FINANCIAL CORP.                                          Stock Ownership Guide and Stock Order Form Instructions

====================================================================================================================

Stock Ownership Guide
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Individual - The stock is to be registered in an individual's  name only. You may not list  beneficiaries  for this ownership.

Joint  Tenants - Joint tenants with rights of  survivorship  identifies  two or more owners.  When stock is held by joint tenants with rights of  survivorship,  ownership  automatically  passes to the surviving joint tenant(s) upon the death of any joint tenant.  You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also  identify  two or more  owners.  When stock is to be held by tenants in common, upon the death of one co-tenant,  ownership of the stock will be held by the surviving  co-tenant(s) and by the heirs of the  deceased  co-tenant.  All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform  Transfers To Minors Act - For residents of New Jersey and many states,  stock may be held in the name of a custodian  for the benefit of a minor under the Uniform  Transfers  to Minors Act. For  residents in other  states, stock may be held in a similar type of ownership  under the Uniform  Gifts to Minors Act of the  individual  state.
For either  ownership,  the minor is the actual owner of the stock with the adult custodian  being  responsible for the investment until the child reaches legal age.  Only one custodian and one minor may be designated.

Instructions:  On the first name line,  print the first name,  middle initial and last name of the custodian,  with the  abbreviation  "CUST" after the name.  Print the first name,  middle  initial and last name of the minor on the second name line  followed by the notation  UTMA-NJ or  UGMA-Other  State.  List only the minor's  social  security number.

Corporation/Partnership -  Corporations/Partnerships   may   purchase   stock.   Please provide  the  Corporation /
Partnership's legal  name and Tax  I.D.  To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual  Retirement  Account -  Individual  Retirement  Account  ("IRA")  holders  may  potentially  make  stock purchases  from their  existing  IRA if it is a  self-directed  IRA or through a  prearranged  "trustee-to-trustee"
transfer  if their  IRA  account  is  currently  at  Millington  Savings  Bank.  The  stock  cannot be held in your
Millington  Savings Bank account.  Please contact your broker or  self-directed  IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.
Registration for IRA's:    On Name Line 1 - list the name of the  broker or trust  department  followed  by CUST or
                           TRUSTEE.
                           On Name Line 2 - FBO (for benefit of)  YOUR NAME [IRA a/c #__________].
                           Address will be that of the broker / trust department to where the stock certificate will be sent.
                           The Social Security / Tax I.D. number(s) will be either yours or your trustee's, as the trustee directs.
                           Please list your phone numbers.

Fiduciary/Trust  -  Generally,  fiduciary  relationships  (such  as  Trusts,  Estates,  Guardianships,   etc.)  are
established  under a form of trust  agreement or pursuant to a court order.  Without a legal document  establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions:  On the first name line,  print the first name,  middle initial and last name of the fiduciary if the fiduciary is an  individual.  If the fiduciary is a corporation,  list the corporate  title on the first name line.
Following the name, print the fiduciary title,  such as trustee,  executor,  personal  representative,  etc. On the second name line,  print the name of the maker,  donor or testator or the name of the  beneficiary.  Following  the name,  indicate  the type of legal  document  establishing  the  fiduciary  relationship  (agreement,  court order, etc.). In the blank after "Under  Agreement  Dated," fill in the date of the document  governing the  relationship.
The date of the document need not be provided for a trust created by a will.

                               (See Reverse Side for Stock Order Form Instructions)

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